As filed with the Securities and Exchange Commission on October 31, 1997.
	Registration No. 333-____

           	SECURITIES AND EXCHANGE COMMISSION
                	Washington, D.C. 20549

                       	FORM S-8

              	REGISTRATION STATEMENT UNDER
               	THE SECURITIES ACT OF 1933

                   	RUBY TUESDAY, INC.
	(Exact Name of Registrant as Specified in its Charter)
           			GEORGIA			                           63-0475239
	 (State or Other Jurisdiction of	 			(I.R.S. Employer Identification No.)
		 Incorporation or Organization)

   	4721 MORRISON DRIVE, MOBILE, ALABAMA               36609
		(Address of Principal Executive Offices)	       		(Zip Code)

      	1993 NON-EXECUTIVE STOCK INCENTIVE PLAN
              	(Full Title of the Plan)

                  	Pfilip G. Hunt, Esq.
                   	Ruby Tuesday, Inc.
         	4721 Morrison Drive, Mobile, Alabama 36609
          	(Name and Address of Agent for Service)

                    	(334) 344-3000
	(Telephone Number, Including Area Code, of Agent for Service)
                      	Copy to:
               	Gabriel Dumitrescu, Esq.
          	Powell, Goldstein, Frazer & Murphy LLP
             	191 Peachtree Street, N.E.
                 	Sixteenth Floor
              	Atlanta, Georgia 30303

             	CALCULATION OF REGISTRATION FEE
                              		Proposed 	Proposed
  Title of	                     	Maximum    	Maximum
Securities	       Amount       	Offering	   Aggregate    	Amount of
  to be            to be       	Price Per	   Offering    Registration
Registered	      Registered    	 Share 	     Price          Fee
Common Stock,    	500,000	    $25.97(2)	 $12,985,000(3) 	$3,934.85
$0.01 par value	  shares(1)

(1) Representing shares of the Registrant's common stock, $.01 par value (the "Common Stock") that may be issued and sold by the Registrant in connection with the Registrant's 1993 Non-Executive Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan. Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 33-70490 and 333-03157), the Registrant previously registered 500,000 shares and 1,000,000 shares, respectively, of Common Stock not included in the above figure subject to issuance under the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by The New York Stock Exchange on October 27, 1997.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

Incorporation by reference of contents of Registration Statements on Forms S-8 (Reg. No. 33-70490 and Reg. No. 333-03157).

	The contents of the Registration Statement on Form S-8 filed by the Registrant on October 18, 1993, as amended by the Post-Effective
Amendment No.1 to such Form S-8 filed by the Registrant on April 30, 1996 (Reg. No. 33-70490) and the Registration Statement on Form S-8 filed by the Registrant on May 3, 1996 (Reg. No. 333-03157) relating to the Plan are hereby incorporated by reference pursuant to General Instruction E to Form S-8.


Item 8.  Exhibits.

	The following opinions and consents are filed with this Registration
Statement.

		Exhibit
		Number    	Description

		5		        Opinion of counsel with respect to the securities being registered.

		23.1 	     Consent of counsel (included in Exhibit 5).

		23.2	      Consent of independent auditors.

		24		       Power of Attorney (see signature pages to this Registration
             Statement).


	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mobile, Alabama, on the 30TH day of October, 1997.

					RUBY TUESDAY, INC.


					By: /s/ Samuel E. Beall, III

				    	   Samuel E. Beall, III
				    	   Chairman of the Board and
    					   Chief Executive Officer




	POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Pfilip G. Hunt, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.





		Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.


Signature	                             Title                        Date


/s/ Samuel E. Beall, III      Chairman of the Board and        October 30,1997
    Samuel E. Beall, III      Chief Executive Officer
                              (Principal Executive Officer)

/s/ J. Russell Mothershed    Senior Vice President, Finance,  October 30, 1997
    J. Russell Mothershed	   Chief Financial Officer,
                             Treasurer and Assistant
                             Secretary (Principal Financial
                             Officer)

/s/ J. B. McKinnon           Director                         October 30, 1997
    J. B. McKinnon

/s/ Dr. Donald Ratajczak     Director                         October 30, 1997
    Dr. Donald Ratajczak

/s/ Dolph W.von Arx          Director                         October 23, 1997
    Dolph W. von Arx

/s/ Claire L. Arnold         Director                         October 23, 1997
    Claire L. Arnold

/s/ Arthur R. Outlaw         Vice-Chairman of the Board       October 22, 1997
    Arthur R. Outlaw

/s/ Dr. Benjamin F. Payton	  Director                         October 30, 1997
    Dr. Benjamin F. Payton





	EXHIBIT INDEX



	Exhibit	Page
	Number										Description	Number

	5			   Opinion of counsel with respect to the securities being registered.

	23.1 		Consent of counsel (included in Exhibit 5).

	23.2		 Consent of independent auditors.

	24			  Power of Attorney (see signature pages to this Registration Statement).